Exhibit 99.1

Blackstone Reports Second Quarter 2022 Results

New York, July 21, 2022: Blackstone (NYSE:BX) today reported its second quarter 2022 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “We delivered exceptional financial results for our shareholders in the second quarter despite a challenging market backdrop. Blackstone’s flagship strategies again outperformed public markets and our investors entrusted us with $88 billion of inflows, which represented the second highest quarter of inflows in our 36-year history. This is a testament to our long-term performance,

deep client relationships, and the unmatched scale and breadth of our global investment platform.”

Blackstone issued a full detailed presentation of its second quarter 2022 results, which can be viewed at

www.blackstone.com.

Dividend

Blackstone has declared a quarterly dividend of $1.27 per share to record holders of common stock at the close of business on August 1, 2022. This dividend will be paid on August 8, 2022.

Quarterly Investor Call Details

Blackstone will host its second quarter 2022 investor conference via public webcast on July 21, 2022 at 9:00 a.m. ET. To register, please use the following link: https://event.webcasts.com/starthere.jsp?ei= 1557675&tp_key=dbd411b3d9. For those unable to listen to the live broadcast, there will be a webcast replay on the Shareholders section of Blackstone’s website at https://ir.blackstone.com/.

Blackstone 345 Park Avenue, New York, NY 10154 T 212 583 5000 www.blackstone.com

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to create positive economic impact and long-

term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $941 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity,

infrastructure, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow @blackstone on

LinkedIn, Twitter, and Instagram.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as

“outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,”

“approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,”

“forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on

Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-

looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

2

This presentation does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 christine.anderson@blackstone.com

3

Blackstone’s Second

Quarter 2022 Earnings

JULY 21, 2022

BLACKSTONE’S SECOND QUARTER 2022 GAAP RESULTS

▪	GAAP Net Income (Loss) was $(256) million for the quarter and $2.2 billion year-to-date (“YTD”). GAAP Net Income (Loss) Attributable to Blackstone Inc. was $(29) million for the quarter and $1.2 billion YTD.

($ in thousands, except per share data) (unaudited)	2Q’21	2Q’22	2Q’21 YTD	2Q’22 YTD	2Q’21 LTM	2Q’22 LTM
Revenues
Management and Advisory Fees, Net	$1,212,549	$1,561,187	$2,390,364	$3,037,123	$4,578,353	$5,817,466
Incentive Fees	33,207	99,598	69,331	204,087	180,531	388,747
Investment Income (Loss)
Performance Allocations
Realized	808,620	2,453,769	1,342,987	4,220,155	3,179,547	8,530,620
Unrealized	2,697,170	(3,467,668)	5,161,667	(2,174,618)	7,162,432	1,338,961
Principal Investments
Realized	152,060	265,161	507,098	550,265	788,929	1,046,989
Unrealized	328,835	(500,490)	968,150	(426,529)	1,481,146	61,522
Total Investment Income (Loss)	3,986,685	(1,249,228)	7,979,902	2,169,273	12,612,054	10,978,092
Interest and Dividend Revenue	31,017	62,075	62,429	116,560	128,652	214,774
Other	27,896	155,588	88,200	228,457	(247,542)	343,343
Total Revenues	$5,291,354	$629,220	$10,590,226	$5,755,500	$17,252,048	$17,742,422
Expenses
Compensation and Benefits
Compensation	507,104	686,012	1,049,742	1,342,517	1,970,361	2,454,748
Incentive Fee Compensation	14,431	45,363	27,756	86,382	57,227	156,738
Performance Allocations Compensation
Realized	347,423	1,035,916	560,450	1,753,517	1,292,688	3,505,060
Unrealized	1,150,219	(1,386,543)	2,200,188	(914,259)	2,988,237	663,601
Total Compensation and Benefits	2,019,177	380,748	3,838,136	2,268,157	6,308,513	6,780,147
General, Administrative and Other	205,057	289,288	390,179	529,962	775,344	1,057,630
Interest Expense	44,322	69,642	89,305	136,389	174,547	245,352
Fund Expenses	3,774	4,435	6,157	6,627	10,333	10,846
Total Expenses	$2,272,330	$744,113	$4,323,777	$2,941,135	$7,268,737	$8,093,975
Other Income (Loss)
Change in Tax Receivable Agreement Liability	(392)	(13)	2,518	748	(32,346)	(4,529)
Net Gains (Losses) from Fund Investment Activities	127,116	(104,326)	247,469	(53,450)	447,088	160,705
Income (Loss) Before Provision for Taxes	$3,145,748	$(219,232)	$6,516,436	$2,761,663	$10,398,053	$9,804,623
Provision for Taxes	288,250	36,514	287,803	519,795	655,105	1,416,393
Net Income (Loss)	$2,857,498	$(255,746)	$6,228,633	$2,241,868	$9,742,948	$8,388,230
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	637	25,875	1,266	30,927	6,263	35,401
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	431,516	(216,707)	818,366	(332)	1,386,182	806,608
Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	1,116,193	(35,521)	2,351,977	1,023,792	3,749,890	3,558,367
Net Income (Loss) Attributable to Blackstone Inc. (“BX”)	$1,309,152	$(29,393)	$3,057,024	$1,187,481	$4,600,613	$3,987,854
Net Income (Loss) Per Share of Common Stock, Basic	$1.82	$(0.04)	$4.27	$1.61	$6.51	$5.45
Net Income (Loss) Per Share of Common Stock, Diluted	$1.82	$(0.04)	$4.27	$1.61	$6.51	$5.45
Income (Loss) Before Provision for Taxes Margin	59.5%	(34.8)%	61.5%	48.0%	60.3%	55.3%

Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not add due to rounding. See pages 34-36, Definitions and
Dividend Policy, for definitions of terms used throughout this presentation. See additional notes on page 32.	Blackstone | 1

BLACKSTONE’S SECOND QUARTER 2022 HIGHLIGHTS

Financial Measures

▪   Fee Related Earnings (“FRE”) of $1.0 billion ($0.84/share) in the quarter, up 45% year- over-year

–  FRE was $4.8 billion over the last twelve months (“LTM”) ($3.96/share)

▪   Distributable Earnings (“DE”) of $2.0 billion ($1.49/share) in the quarter, up 86% year- over-year

–  DE was $7.8 billion over the LTM ($6.03/share)

▪   Net Accrued Performance Revenues of $7.5 billion ($6.18/share), up 11% year-over-year

Capital Metrics

▪   Total Assets Under Management (“AUM”) of $940.8 billion, up 38% year-over-year

–  Fee-Earning AUM of $683.8 billion, up 37% year-over-year

–  Perpetual Capital AUM of $355.9 billion, up 110% year-over-year

▪   Inflows of $88.3 billion in the quarter and $339.7 billion over the LTM

▪   Realizations of $29.3 billion in the quarter and $95.3 billion over the LTM

▪   Deployment of $47.8 billion in the quarter and $173.4 billion over the LTM

Capital Returned to Shareholders

▪   Dividend of $1.27 per common share payable on August 8, 2022

–  Dividends of $5.13 per common share over the LTM

▪   Repurchased 1.9 million common shares in the quarter and 8.9 million common shares over the LTM

▪   $1.9 billion to be distributed to shareholders with respect to the second quarter through dividends and share repurchases, and $7.9 billion over the LTM

Blackstone | 2

BLACKSTONE’S SECOND QUARTER 2022 SEGMENT EARNINGS

			% Change			% Change
($ in thousands, except per share data)	2Q’21	2Q’22	vs. 2Q’21	2Q’21 YTD	2Q’22 YTD	vs. 2Q’21 YTD
Management and Advisory Fees, Net	$1,212,742	$1,556,917	28%	$2,390,947	$3,030,285	27%
Fee Related Performance Revenues	48,889	346,593	609%	218,057	904,658	315%
Fee Related Compensation	(375,385)	(621,413)	66%	(820,495)	(1,291,884)	57%
Other Operating Expenses	(182,178)	(261,510)	44%	(343,602)	(475,608)	38%
Fee Related Earnings	$704,068	$1,020,587	45%	$1,444,907	$2,167,451	50%

Realized Performance Revenues	792,938	2,206,774	178%	1,194,261	3,519,584	195%
Realized Performance Compensation	(338,271)	(926,974)	174%	(489,195)	(1,446,094)	196%
Realized Principal Investment Income	63,132	43,509	(31)%	361,288	200,604	(44)%
Net Realizations	517,799	1,323,309	156%	1,066,354	2,274,094	113%
Total Segment Distributable Earnings	$1,221,867	$2,343,896	92%	$2,511,261	$4,441,545	77%

Net Interest and Dividend Income (Loss)	(11,201)	(3,282)	(71)%	(24,129)	(15,399)	(36)%
Taxes and Related Payables	(140,673)	(354,789)	152%	(224,895)	(502,441)	123%
Distributable Earnings	$1,069,993	$1,985,825	86%	$2,262,237	$3,923,705	73%

Additional Metrics:
FRE per Share	$0.58	$0.84	45%	$1.20	$1.79	49%
DE per Common Share	$0.82	$1.49	82%	$1.78	$3.04	71%
Total Segment Revenues	$2,117,701	$4,153,793	96%	$4,164,553	$7,655,131	84%
Total Assets Under Management	$684,028,712	$940,805,741	38%	$684,028,712	$940,805,741	38%
Fee-Earning Assets Under Management	$498,932,526	$683,825,961	37%	$498,932,526	$683,825,961	37%

Fee Related Earnings per Share is based on end of period DE Shares Outstanding (see page 23, Share Summary). DE per Common Share is based on DE Attributable to Common Shareholders (see page 22, Shareholder Dividends) and end of period Participating Common Shares outstanding. YTD per Share amounts represent the sum of the last two quarters. See pages 30-31 for the Reconciliation of GAAP to Total Segment Measures.	Blackstone | 3

SUMMARY OF FINANCIALS

▪	LTM Fee Related Earnings of $3.96 per share, an increase of 70% year-over-year.

▪	LTM Total Segment Distributable Earnings were $8.9 billion, an increase of 78% year-over-year.

Fee Related Earnings per Share	Segment Distributable Earnings ($ in millions)

FRE Margin is calculated by dividing Fee Related Earnings by Fee Related Revenues (defined as the sum of Total Segment Management and Advisory Fees, Net and Fee Related Performance Revenues). If quarterly crystallization of BREIT’s fee related performance revenues had been in effect for all quarters included in the current and prior year LTM periods, LTM FRE would have been up 48% year-over-year and LTM Segment DE would have been up 65% year-over-year. See notes on
page 32 for additional details.	Blackstone | 4

INVESTMENT PERFORMANCE AND NET ACCRUED PERFORMANCE REVENUES

▪	Significant realized distributions and unrealized negative appreciation across strategies led to lower Net Accrued Performance Revenues quarter-over-quarter of $7.5 billion ($6.18/share).

Investment Performance

(appreciation / gross returns)

	2Q’22	2Q’22 LTM
Real Estate
Opportunistic	(1.0)%	35.0%
Core+	2.3%	25.5%

Private Equity
Corporate Private Equity	(6.7)%	10.1%
Tactical Opportunities	(2.4)%	11.2%
Secondaries	5.7%	37.8%

Hedge Fund Solutions
BPS Composite	0.6%	3.9%

Credit & Insurance
Private Credit	(0.1)%	10.4%
Liquid Credit	(5.5)%	(4.2)%

Net Accrued Performance Revenues

($ in millions)

Investment Performance represents fund appreciation for Real Estate and Private Equity and gross returns for Hedge Fund Solutions and Credit & Insurance. Secondaries appreciation is reported on a three-month lag from the fund financial reporting. Effective 3Q’21, the Secondaries fund financial reporting process was updated to generally report underlying fund investments on a same-quarter basis, if available. Previously such fund financial reporting was generally on a three-month lag. This update has permitted Secondaries appreciation to be reported on a more current basis. Secondaries appreciation is presented above as if the updated reporting process was in place for prior periods. Secondaries appreciation for 2Q’22 is not impacted by the reporting process change. Including the “catch up” from the reporting process change to reflect the economic and market activity of five quarters in 2Q’22 LTM,
Secondaries appreciation was 43.7% for 2Q’22 LTM. BPS Composite net returns were 0.4% and 3.0% for 2Q’22 and 2Q’22 LTM, respectively. BPS Composite gross and net returns were 1.8% and 1.3% for 2Q’22 YTD, respectively. Private Credit net returns were (0.6)% and 6.0% for 2Q’22 and 2Q’22 LTM, respectively. Liquid Credit net returns were (5.8)% and (4.8)% for 2Q’22 and 2Q’22 LTM, respectively. See notes on pages 32-33 for additional details on investment performance.	Blackstone | 5

CAPITAL METRICS – ADDITIONAL DETAIL

▪	Inflows were $88.3 billion in the quarter, bringing LTM inflows to $339.7 billion.

▪	Realizations were $29.3 billion in the quarter and $95.3 billion over the LTM.

▪	Deployed $47.8 billion in the quarter and $173.4 billion over the LTM.
–	Committed an additional $27.5 billion that was not yet deployed in the quarter.

	Inflows		Realizations		Capital Deployed

($ in millions)	2Q’22	2Q’22 LTM	2Q’22	2Q’22 LTM	2Q’22	2Q’22 LTM
Real Estate	$48,879	$123,719	$19,847	$41,615	$25,593	$67,980
Opportunistic	26,487	36,893	14,469	27,807	3,997	11,842
Core+	19,187	54,293	4,344	10,228	20,732	52,825
BREDS	3,205	32,533	1,034	3,580	864	3,313
Private Equity	20,240	68,165	5,579	33,194	7,460	47,924
Corporate Private Equity	10,222	20,238	1,353	15,418	3,204	20,715
Tactical Opportunities	3,929	11,924	2,231	7,305	715	5,523
Secondaries	3,011	23,735	1,817	9,508	1,793	11,285
Infrastructure	3,078	12,267	177	963	1,747	10,402
Hedge Fund Solutions	2,007	13,680	478	2,046	372	3,966

Credit & Insurance	17,133	134,156	3,406	18,398	14,338	53,564

Total Blackstone	$88,259	$339,720	$29,309	$95,254	$47,763	$173,433

Corporate Private Equity also includes Life Sciences and BTAS. Tactical Opportunities also includes Blackstone Growth.	Blackstone | 6

ASSETS UNDER MANAGEMENT

▪	Total AUM increased to $940.8 billion, up 38% year-over-year, with $88.3 billion of inflows in the quarter and $339.7 billion over the LTM.

▪	Fee-Earning AUM of $683.8 billion was up 37% year-over-year, with $44.4 billion of inflows in the quarter and $262.4 billion over the LTM.

▪	Perpetual Capital AUM reached $355.9 billion, up 110% year-over-year.
–	Fee-Earning Perpetual Capital AUM reached $306.3 billion, representing 45% of Fee-Earning AUM.

Total AUM ($ in billions)	Fee-Earning AUM ($ in billions)	Perpetual Capital AUM ($ in billions)

Blackstone | 7

ADDITIONAL CAPITAL DETAIL

▪	Invested Performance Eligible AUM reached $487.4 billion at quarter end, up 39% year-over-year.

▪	Undrawn capital (“Total Dry Powder”) available for investment reached a record $170.1 billion.

Invested Performance Eligible AUM	Total Dry Powder
($ in billions)	($ in billions)

Invested Performance Eligible AUM represents the fair value of invested assets that are eligible to earn performance revenues.	Blackstone | 8

Segment Highlights

Blackstone | 9

REAL ESTATE

▪	Total AUM: Increased 54% to $320.0 billion with inflows of $48.9 billion in the quarter and $123.7 billion over the LTM.

–

Inflows during the quarter included $24.4 billion in the tenth global opportunistic fund, $9.6 billion in BPP including $7.9 billion in BPP Mileway, $6.6 billion of capital raised in BREIT, and $3.2 billion across BREDS.

–	July 1 subscriptions of $1.4 billion in BREIT not yet included in Total AUM.

▪	Realizations: $19.8 billion in the quarter and $41.6 billion over the LTM.

–

Completed the sale of The Cosmopolitan of Las Vegas, Real Estate’s most profitable single asset sale ever, as well as the recapitalization of Mileway, the largest-ever private real estate transaction globally.

▪	Capital Deployed: $25.6 billion in the quarter and $68.0 billion over the LTM.

–	Committed an additional $9.9 billion that was not yet deployed in the quarter; commitments included the privatizations of an industrial-focused REIT and a student housing REIT.

▪	Appreciation: Opportunistic funds declined (1.0)% in the quarter and appreciated 35.0% over the LTM; Core+ funds appreciated 2.3% in the quarter and 25.5% over the LTM.

			% Change			% Change
($ in thousands)	2Q’21	2Q’22	vs. 2Q’21	2Q’21 YTD	2Q’22 YTD	vs. 2Q’21 YTD
Management Fees, Net	$491,251	$658,036	34%	$942,833	$1,277,747	36%
Fee Related Performance Revenues	33,776	265,507	686%	189,168	757,024	300%
Fee Related Compensation	(121,957)	(273,893)	125%	(310,449)	(618,735)	99%
Other Operating Expenses	(54,760)	(88,329)	61%	(99,122)	(154,332)	56%
Fee Related Earnings	$348,310	$561,321	61%	$722,430	$1,261,704	75%

Realized Performance Revenues	351,053	1,997,720	469%	439,691	2,800,636	537%
Realized Performance Compensation	(154,928)	(831,402)	437%	(177,690)	(1,121,433)	531%
Realized Principal Investment Income	28,129	29,116	4%	128,949	83,091	(36)%
Net Realizations	224,254	1,195,434	433%	390,950	1,762,294	351%
Segment Distributable Earnings	$572,564	$1,756,755	207%	$1,113,380	$3,023,998	172%

Segment Revenues	$904,209	$2,950,379	226%	$1,700,641	$4,918,498	189%
Total AUM	$207,548,236	$320,038,428	54%	$207,548,236	$320,038,428	54%
Fee-Earning AUM	$166,263,493	$252,125,870	52%	$166,263,493	$252,125,870	52%

Blackstone | 10

PRIVATE EQUITY

▪	Total AUM: Increased 23% to $275.9 billion with inflows of $20.2 billion in the quarter and $68.2 billion over the LTM.

–	Inflows in the quarter included $8.8 billion for the ninth Corporate Private Equity fund, $3.1 billion in Blackstone Infrastructure Partners, and $2.7 billion in the second Blackstone Growth fund.

▪	Realizations: $5.6 billion in the quarter and $33.2 billion over the LTM; realizations in the quarter included proceeds from Phoenix Tower International, La Trobe Financial, and Vine/Chesapeake Energy.

▪	Capital Deployed: $7.5 billion in the quarter and $47.9 billion over the LTM, including Crown Resorts, VFS Global, and Geosyntec during the quarter.

–	Committed an additional $4.4 billion that was not yet deployed in the quarter.

▪	Appreciation: Corporate Private Equity declined (6.7)% in the quarter and appreciated 10.1% over the LTM.

–	Tactical Opportunities declined (2.4)% in the quarter and appreciated 11.2% over the LTM; Secondaries appreciated 5.7% in the quarter and 37.8% over the LTM.

			% Change			% Change
($ in thousands)	2Q’21	2Q’22	vs. 2Q’21	2Q’21 YTD	2Q’22 YTD	vs. 2Q’21 YTD
Management and Advisory Fees, Net	$393,277	$437,853	11%	$799,725	$844,841	6%
Fee Related Performance Revenues	—	—	n/a	—	(648)	n/m
Fee Related Compensation	(136,767)	(152,622)	12%	(277,364)	(303,672)	9%
Other Operating Expenses	(61,041)	(83,233)	36%	(112,096)	(150,977)	35%
Fee Related Earnings	$195,469	$201,998	3%	$410,265	$389,544	(5)%

Realized Performance Revenues	383,010	122,884	(68)%	638,855	573,122	(10)%
Realized Performance Compensation	(159,375)	(57,380)	(64)%	(270,584)	(264,083)	(2)%
Realized Principal Investment Income	27,796	8,904	(68)%	143,199	74,342	(48)%
Net Realizations	251,431	74,408	(70)%	511,470	383,381	(25)%
Segment Distributable Earnings	$446,900	$276,406	(38)%	$921,735	$772,925	(16)%

Segment Revenues	$804,083	$569,641	(29)%	$1,581,779	$1,491,657	(6)%
Total AUM	$223,621,359	$275,886,414	23%	$223,621,359	$275,886,414	23%
Fee-Earning AUM	$132,475,486	$163,521,507	23%	$132,475,486	$163,521,507	23%

See note on page 5 for additional details on Secondaries appreciation.	Blackstone | 11

HEDGE FUND SOLUTIONS

▪	Total AUM: $80.1 billion with inflows of $2.0 billion in the quarter and $13.7 billion over the LTM.

–	Inflows in the quarter included $322 million for the initial close of the second Dislocation fund.

–	July 1 subscriptions of $140 million are not yet included in Total AUM.

▪	Returns: BPS Composite gross return of 0.6% in the quarter (0.4% net), demonstrating the ability to provide downside protection in difficult global markets.

–

BPS capitalized on the heightened level of volatility across asset classes through macro and quantitative strategies and benefited from floating-rate, non-corporate credit exposure throughout the quarter.

–	Gross returns of 3.9% over the LTM (3.0% net), with significantly less volatility than the broader markets, compared to (5.1)% return over the LTM for the HFRX Global Hedge Fund Index.

			% Change			% Change
($ in thousands)	2Q’21	2Q’22	vs. 2Q’21	2Q’21 YTD	2Q’22 YTD	vs. 2Q’21 YTD
Management Fees, Net	$156,599	$148,487	(5)%	$311,420	$294,933	(5)%
Fee Related Compensation	(38,638)	(57,863)	50%	(77,488)	(105,098)	36%
Other Operating Expenses	(21,873)	(26,066)	19%	(41,045)	(49,250)	20%
Fee Related Earnings	$96,088	$64,558	(33)%	$192,887	$140,585	(27)%

Realized Performance Revenues	17,056	7,197	(58)%	48,629	36,110	(26)%
Realized Performance Compensation	(5,626)	(2,083)	(63)%	(12,534)	(11,083)	(12)%
Realized Principal Investment Income	2,125	(1,530)	n/m	37,675	13,371	(65)%
Net Realizations	13,555	3,584	(74)%	73,770	38,398	(48)%
Segment Distributable Earnings	$109,643	$68,142	(38)%	$266,657	$178,983	(33)%

Segment Revenues	$175,780	$154,154	(12)%	$397,724	$344,414	(13)%
Total AUM	$79,145,263	$80,051,408	1%	$79,145,263	$80,051,408	1%
Fee-Earning AUM	$72,240,152	$72,629,621	1%	$72,240,152	$72,629,621	1%

Blackstone | 12

CREDIT & INSURANCE

▪	Total AUM: Increased 52% to $264.8 billion with inflows of $17.1 billion in the quarter and $134.2 billion over the LTM.

–	Inflows during the quarter included $4.2 billion of equity raised for BCRED, $3.1 billion for liquid credit strategies, and $2.1 billion for the asset-based finance platform.

–	July 1 subscriptions of $906 million for BCRED not yet included in Total AUM.

–	Closed 5 new U.S. CLOs for $2.8 billion and priced 1 additional U.S. CLO for $394 million.

▪	Realizations: $3.4 billion in the quarter and $18.4 billion over the LTM.

▪	Capital Deployed: $14.3 billion in the quarter and $53.6 billion over the LTM driven by U.S. Direct Lending.

–	Committed an additional $13.1 billion that was not yet deployed in the quarter.

▪	Returns: Private Credit gross return of (0.1)% ((0.6)% net) and Liquid Credit gross return of (5.5)% ((5.8)% net) for the quarter, driven by unrealized depreciation in publicly priced securities.

			% Change			% Change
($ in thousands)	2Q’21	2Q’22	vs. 2Q’21	2Q’21 YTD	2Q’22 YTD	vs. 2Q’21 YTD
Management Fees, Net	$171,615	$312,541	82%	$336,969	$612,764	82%
Fee Related Performance Revenues	15,113	81,086	437%	28,889	148,282	413%
Fee Related Compensation	(78,023)	(137,035)	76%	(155,194)	(264,379)	70%
Other Operating Expenses	(44,504)	(63,882)	44%	(91,339)	(121,049)	33%
Fee Related Earnings	$64,201	$192,710	200%	$119,325	$375,618	215%

Realized Performance Revenues	41,819	78,973	89%	67,086	109,716	64%
Realized Performance Compensation	(18,342)	(36,109)	97%	(28,387)	(49,495)	74%
Realized Principal Investment Income	5,082	7,019	38%	51,465	29,800	(42)%
Net Realizations	28,559	49,883	75%	90,164	90,021	(0)%
Segment Distributable Earnings	$92,760	$242,593	162%	$209,489	$465,639	122%

Segment Revenues	$233,629	$479,619	105%	$484,409	$900,562	86%
Total AUM	$173,713,854	$264,829,491	52%	$173,713,854	$264,829,491	52%
Fee-Earning AUM	$127,953,395	$195,548,963	53%	$127,953,395	$195,548,963	53%

See note on page 33 for additional details on Private Credit return calculations.	Blackstone | 13

Supplemental Details

Blackstone | 14

TOTAL SEGMENTS

($ in thousands)	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22	2Q’21 YTD	2Q’22 YTD

Base Management Fees	$1,140,051	$1,207,866	$1,354,068	$1,439,149	$1,496,876	$2,257,341	$2,936,025

Transaction, Advisory and Other Fees, Net	78,125	114,784	120,389	64,009	85,092	156,765	149,101

Management Fee Offsets	(5,434)	(2,575)	(18,237)	(29,790)	(25,051)	(23,159)	(54,841)

Total Management and Advisory Fees, Net	1,212,742	1,320,075	1,456,220	1,473,368	1,556,917	2,390,947	3,030,285

Fee Related Performance Revenues	48,889	73,313	1,733,874	558,065	346,593	218,057	904,658

Fee Related Compensation	(375,385)	(419,481)	(1,108,034)	(670,471)	(621,413)	(820,495)	(1,291,884)

Other Operating Expenses	(182,178)	(194,942)	(255,133)	(214,098)	(261,510)	(343,602)	(475,608)

Fee Related Earnings	$704,068	$778,965	$1,826,927	$1,146,864	$1,020,587	$1,444,907	$2,167,451

Realized Performance Revenues	792,938	1,497,477	1,191,374	1,312,810	2,206,774	1,194,261	3,519,584

Realized Performance Compensation	(338,271)	(619,074)	(449,301)	(519,120)	(926,974)	(489,195)	(1,446,094)

Realized Principal Investment Income	63,132	151,010	75,468	157,095	43,509	361,288	200,604

Total Net Realizations	517,799	1,029,413	817,541	950,785	1,323,309	1,066,354	2,274,094

Total Segment Distributable Earnings	$1,221,867	$1,808,378	$2,644,468	$2,097,649	$2,343,896	$2,511,261	$4,441,545

Net Interest and Dividend Income (Loss)	(11,201)	(16,238)	6,779	(12,117)	(3,282)	(24,129)	(15,399)

Taxes and Related Payables	(140,673)	(156,867)	(377,920)	(147,652)	(354,789)	(224,895)	(502,441)

Distributable Earnings	$1,069,993	$1,635,273	$2,273,327	$1,937,880	$1,985,825	$2,262,237	$3,923,705

Additional Metrics:

Total Segment Revenues	$2,117,701	$3,041,875	$4,456,936	$3,501,338	$4,153,793	$4,164,553	$7,655,131

Total Assets Under Management	$684,028,712	$730,662,712	$880,901,720	$915,491,742	$940,805,741	$684,028,712	$940,805,741

Fee-Earning Assets Under Management	$498,932,526	$528,412,550	$649,969,058	$677,943,302	$683,825,961	$498,932,526	$683,825,961

Blackstone | 15

ASSETS UNDER MANAGEMENT – ROLLFORWARD

Total AUM Rollforward

($ in millions)

	Three Months Ended June 30, 2022					Twelve Months Ended June 30, 2022

	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total
Beginning Balance	$298,197	$267,956	$82,897	$266,442	$915,492	$207,548	$223,621	$79,145	$173,714	$684,029
Inflows	48,879	20,240	2,007	17,133	88,259	123,719	68,165	13,680	134,156	339,720
Outflows	(3,841)	(557)	(3,261)	(6,696)	(14,356)	(8,895)	(3,118)	(11,670)	(15,120)	(38,802)
Net Flows	45,037	19,683	(1,254)	10,437	73,903	114,824	65,048	2,010	119,036	300,917
Realizations	(19,847)	(5,579)	(478)	(3,406)	(29,309)	(41,615)	(33,194)	(2,046)	(18,398)	(95,254)
Market Activity	(3,349)	(6,174)	(1,113)	(8,643)	(19,279)	39,281	20,412	942	(9,522)	51,113
Ending Balance	$320,038	$275,886	$80,051	$264,829	$940,806	$320,038	$275,886	$80,051	$264,829	$940,806
% Change	7%	3%	(3)%	(1)%	3%	54%	23%	1%	52%	38%

Fee-Earning AUM Rollforward

($ in millions)

	Three Months Ended June 30, 2022					Twelve Months Ended June 30, 2022

	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total
Beginning Balance	$240,621	$160,946	$75,686	$200,690	$677,943	$166,263	$132,475	$72,240	$127,953	$498,933
Inflows	24,716	6,031	1,610	12,077	44,433	102,163	42,219	12,635	105,417	262,434
Outflows	(3,525)	(44)	(3,205)	(6,719)	(13,492)	(9,482)	(3,545)	(10,868)	(14,121)	(38,016)
Net Flows	21,191	5,987	(1,595)	5,358	30,941	92,681	38,674	1,767	91,296	224,418
Realizations	(8,913)	(2,964)	(461)	(1,764)	(14,102)	(23,490)	(12,465)	(1,910)	(10,759)	(48,624)
Market Activity	(774)	(447)	(1,000)	(8,734)	(10,955)	16,671	4,837	532	(12,941)	9,099
Ending Balance	$252,126	$163,522	$72,630	$195,549	$683,826	$252,126	$163,522	$72,630	$195,549	$683,826
% Change	5%	2%	(4)%	(3)%	1%	52%	23%	1%	53%	37%

Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions. Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital, expense drawdowns and decreased side-by-side commitments). Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs. Market Activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations. AUM is reported in the segment where the assets are managed.	Blackstone | 16

DECONSOLIDATED BALANCE SHEET HIGHLIGHTS

▪	At June 30, 2022, Blackstone had $10.0 billion in total cash, cash equivalents, corporate treasury, and other investments and $19.8 billion of cash and net investments, or $16.38 per share.

▪	Blackstone has a $4.1 billion undrawn credit revolver and maintains A+/A+ ratings.

– On June 1, 2022, Blackstone issued €500 million of 12-year notes at a 3.5% coupon.

($ in millions)	2Q’22

Cash and Cash Equivalents	$4,183

Corporate Treasury and Other Investments	5,864

GP/Fund Investments	2,277

Net Accrued Performance Revenues	7,476

Cash and Net Investments	$19,801

Outstanding Debt (at par)	9,497

Cash and Net Investments

(per share)

A+ / A+

rated by S&P and Fitch

$4.1B

credit revolver with

June 2027 maturity

$10.0B

total cash, corporate

treasury and other

Balance Sheet Highlights exclude the consolidated Blackstone Funds. Other Investments was $3.7 billion as of June 30, 2022, which was comprised of $1.3 billion of liquid investments and $2.4 billion of illiquid investments. See notes on pages 29 and 33 for additional details on non-GAAP balance sheet measures.	Blackstone | 17

NET ACCRUED PERFORMANCE REVENUES – ADDITIONAL DETAIL

($ in millions, except per share data)	2Q’21	1Q’22	2Q’22	2Q’22
				Per Share
Real Estate
BREP IV	$19	$6	$7	$0.01
BREP V	26	1	3	0.00
BREP VI	42	38	32	0.03
BREP VII	300	527	164	0.14
BREP VIII	626	990	841	0.70
BREP IX	359	1,139	1,015	0.84
BREP Europe IV	89	93	83	0.07
BREP Europe V	312	548	120	0.10
BREP Europe VI	60	301	80	0.07
BREP Asia I	107	126	114	0.09
BREP Asia II	98	189	153	0.13
BPP	265	734	755	0.62
BREIT	247	—	—	—
BEPIF	—	6	—	—
BREDS	32	37	15	0.01
BTAS	6	83	111	0.09
Real Estate	$2,591	$4,817	$3,491	$2.89
Private Equity
BCP IV	9	8	8	$0.01
BCP V	39	—	3	0.00
BCP VI	740	475	407	0.34
BCP VII	1,351	1,257	975	0.81
BCP VIII	89	315	235	0.19
BCP Asia I	213	330	195	0.16
BEP I	28	27	27	0.02
BEP III	47	93	76	0.06
BCEP	170	222	224	0.19
Tactical Opportunities	374	378	311	0.26
Growth	59	12	—	—
Secondaries	262	570	629	0.52
Infrastructure	81	106	67	0.06
Life Sciences	23	22	24	0.02
BTAS/Other	151	255	228	0.19
Private Equity	$3,637	$4,070	$3,408	$2.82

Hedge Fund Solutions	$300	$342	$305	$0.25

Credit & Insurance	$233	$318	$271	$0.22

Net Accrued Performance Revenues	$6,761	$9,546	$7,476	$6.18

  2Q’22 QoQ Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	1Q’22	Revenues	Distributions	2Q’22

Real Estate	$4,817	$(6)	$(1,320)	$3,491

Private Equity	4,070	(595)	(66)	3,408

HFS	342	(37)	1	305

Credit & Insurance	318	43	(89)	271

Total	$9,546	$(596)	$(1,474)	$7,476

QoQ Change				(22)%

  2Q’22 LTM Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	2Q’21	Revenues	Distributions	2Q’22

Real Estate	$2,591	$4,325	$(3,425)	$3,491

Private Equity	3,637	1,150	(1,379)	3,408

HFS	300	217	(212)	305

Credit & Insurance	233	310	(272)	271

Total	$6,761	$6,003	$(5,288)	$7,476

YoY Change				11%

Net Accrued Performance Revenues (“NAPR”) are presented net of performance compensation and excludes Performance Revenues realized but not yet distributed as of the reporting date and clawback amounts, if any, which are disclosed in the 10-K/Q. Real Estate and Private Equity include co-investments, as applicable. Per Share calculations are based on end of period DE Shares Outstanding (see page 23, Share Summary).	Blackstone | 18

INVESTMENT RECORDS AS OF JUNE 30, 2022(a)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Real Estate
Pre-BREP	$140,714	$—	$—	n/a	$345,190	2.5x	$345,190	2.5x	33%	33%
BREP I (Sep 1994 / Oct 1996)	380,708	—	—	n/a	1,327,708	2.8x	1,327,708	2.8x	40%	40%
BREP II (Oct 1996 / Mar 1999)	1,198,339	—	—	n/a	2,531,614	2.1x	2,531,614	2.1x	19%	19%
BREP III (Apr 1999 / Apr 2003)	1,522,708	—	—	n/a	3,330,406	2.4x	3,330,406	2.4x	21%	21%
BREP IV (Apr 2003 / Dec 2005)	2,198,694	—	23,471	n/a	4,640,501	1.7x	4,663,972	1.7x	12%	12%
BREP V (Dec 2005 / Feb 2007)	5,539,418	—	7,046	n/a	13,450,289	2.3x	13,457,335	2.3x	11%	11%
BREP VI (Feb 2007 / Aug 2011)	11,060,444	550,447	347,417	2.0x	27,454,501	2.5x	27,801,918	2.5x	13%	13%
BREP VII (Aug 2011 / Apr 2015)	13,501,376	1,513,399	3,574,239	0.9x	27,931,757	2.4x	31,505,996	2.0x	22%	15%
BREP VIII (Apr 2015 / Jun 2019)	16,592,792	2,302,626	15,233,276	1.7x	21,102,039	2.6x	36,335,315	2.1x	28%	18%
*BREP IX (Jun 2019 / Dec 2024)	21,492,844	7,400,820	23,129,782	1.7x	7,308,322	2.2x	30,438,104	1.8x	66%	40%
BREP X (TBD)	24,416,257	24,416,257	—	n/a	—	n/a	—	n/a	n/a	n/a
Total Global BREP	$98,044,294	$36,183,549	$42,315,231	1.6x	$109,422,327	2.4x	$151,737,558	2.1x	18%	17%
BREP Int’l (Jan 2001 / Sep 2005)	€824,172	€—	€—	n/a	€1,373,170	2.1x	€1,373,170	2.1x	23%	23%
BREP Int’l II (Sep 2005 / Jun 2008) (e)	1,629,748	—	—	n/a	2,583,032	1.8x	2,583,032	1.8x	8%	8%
BREP Europe III (Jun 2008 / Sep 2013)	3,205,318	428,342	261,685	0.5x	5,792,216	2.4x	6,053,901	2.0x	19%	14%
BREP Europe IV (Sep 2013 / Dec 2016)	6,673,049	1,419,267	1,824,144	1.3x	9,725,105	2.0x	11,549,249	1.8x	20%	13%
BREP Europe V (Dec 2016 / Oct 2019)	7,965,079	1,381,611	5,884,481	1.1x	6,462,442	4.1x	12,346,923	1.8x	43%	14%
*BREP Europe VI (Oct 2019 / Apr 2025)	9,907,845	6,534,038	4,463,598	1.3x	3,264,144	2.6x	7,727,742	1.6x	75%	28%
Total BREP Europe	€30,205,211	€9,763,258	€12,433,908	1.2x	€29,200,109	2.4x	€41,634,017	1.8x	17%	13%
BREP Asia I (Jun 2013 / Dec 2017)	$4,261,983	$917,133	$2,326,971	1.5x	$6,243,752	2.1x	$8,570,723	1.9x	20%	13%
BREP Asia II (Dec 2017 / Mar 2022)	7,360,069	1,643,769	7,394,631	1.3x	735,246	1.8x	8,129,877	1.3x	48%	10%
*BREP Asia III (Mar 2022 / Sep 2027)	7,939,534	7,171,611	764,873	1.0x	—	n/a	764,873	1.0x	n/a	n/m
BREP Co-Investment (f)	7,208,976	38,835	956,619	2.3x	15,039,293	2.2x	15,995,912	2.2x	16%	16%
Total BREP	$160,791,446	$56,190,696	$68,077,191	1.4x	$167,160,041	2.4x	$235,237,232	2.0x	17%	16%
*BREDS High-Yield (Various) (g)	20,003,798	5,631,946	5,272,920	1.0x	16,158,336	1.3x	21,431,256	1.2x	10%	10%

Private Equity
Corporate Private Equity
BCP I (Oct 1987 / Oct 1993)	$859,081	$—	$—	n/a	$1,741,738	2.6x	$1,741,738	2.6x	19%	19%
BCP II (Oct 1993 / Aug 1997)	1,361,100	—	—	n/a	3,256,819	2.5x	3,256,819	2.5x	32%	32%
BCP III (Aug 1997 / Nov 2002)	3,967,422	—	—	n/a	9,184,688	2.3x	9,184,688	2.3x	14%	14%
BCOM (Jun 2000 / Jun 2006)	2,137,330	24,575	15,234	n/a	2,953,649	1.4x	2,968,883	1.4x	6%	6%
BCP IV (Nov 2002 / Dec 2005)	6,773,182	167,384	128,418	1.3x	21,479,599	2.9x	21,608,017	2.8x	36%	36%
BCP V (Dec 2005 / Jan 2011)	21,009,112	1,035,259	112,877	7.6x	38,427,169	1.9x	38,540,046	1.9x	8%	8%
BCP VI (Jan 2011 / May 2016)	15,195,678	1,371,459	6,778,103	1.7x	24,354,324	2.2x	31,132,427	2.1x	17%	12%
BCP VII (May 2016 / Feb 2020)	18,856,429	1,934,706	22,565,824	1.7x	10,172,064	2.4x	32,737,888	1.8x	36%	16%
*BCP VIII (Feb 2020 / Feb 2026)	25,425,302	16,245,056	12,531,080	1.4x	517,592	2.9x	13,048,672	1.4x	123%	25%
BCP IX (TBD)	8,774,458	8,774,458	—	n/a	—	n/a	—	n/a	n/a	n/a
Energy I (Aug 2011 / Feb 2015)	2,441,558	174,492	616,487	1.6x	3,988,731	2.0x	4,605,218	1.9x	13%	12%
Energy II (Feb 2015 / Feb 2020)	4,935,906	1,033,151	4,836,068	1.7x	2,015,804	1.2x	6,851,872	1.5x	2%	8%
*Energy III (Feb 2020 / Feb 2026)	4,322,015	2,664,851	2,369,680	1.6x	342,423	2.9x	2,712,103	1.7x	113%	41%
BCP Asia I (Dec 2017 / Sep 2021)	2,452,948	869,236	3,387,455	2.2x	1,024,467	4.9x	4,411,922	2.5x	109%	41%
*BCP Asia II (Sep 2021 / Sep 2027)	6,554,765	6,499,684	(37,515)	n/a	—	n/a	(37,515)	n/a	n/a	n/a
Core Private Equity I (Jan 2017 / Mar 2021) (h)	4,764,447	1,149,384	8,047,555	2.1x	2,031,090	3.7x	10,078,645	2.3x	52%	25%
*Core Private Equity II (Mar 2021 / Mar 2026) (h)	8,190,362	6,738,547	1,530,541	1.1x	—	n/a	1,530,541	1.1x	n/a	n/m
Total Corporate Private Equity	$138,021,095	$48,682,242	$62,881,807	1.6x	$121,490,157	2.2x	$184,371,964	2.0x	16%	15%

Notes on page 21. BREP – Blackstone Real Estate Partners, BREDS – Blackstone Real Estate Debt Strategies, BCP – Blackstone Capital Partners, BCOM – Blackstone Communications.

* Represents funds that are currently in their investment period.

Blackstone | 19

INVESTMENT RECORDS AS OF JUNE 30, 2022(a) – (CONT’D)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Private Equity (continued)
Tactical Opportunities
*Tactical Opportunities (Various)	$22,502,048	$6,729,103	$13,244,038	1.3x	$19,204,237	1.9x	$32,448,275	1.6x	17%	12%
*Tactical Opportunities Co-Investment and Other (Various)	15,074,572	6,426,962	4,901,464	1.9x	7,985,975	1.6x	12,887,439	1.7x	18%	19%
Total Tactical Opportunities	$37,576,620	$13,156,065	$18,145,502	1.4x	$27,190,212	1.8x	$45,335,714	1.6x	18%	14%
Growth
*BXG I (Jul 2020 / Jul 2025)	5,046,626	1,560,759	3,404,666	1.0x	349,310	3.2x	3,753,976	1.1x	n/m	2%
BXG II (TBD)	2,724,745	2,724,745	—	n/a	—	n/a	—	n/a	n/a	n/a
Total Growth	$7,771,371	$4,285,504	$3,404,666	1.0x	$349,310	3.2x	$3,753,976	1.1x	n/m	2%
Strategic Partners (Secondaries)
Strategic Partners I-V (Various) (i)	11,447,898	841,025	462,891	n/a	16,884,082	n/a	17,346,973	1.7x	n/a	13%
Strategic Partners VI (Apr 2014 / Apr 2016) (i)	4,362,750	1,481,621	1,187,348	n/a	3,983,862	n/a	5,171,210	1.7x	n/a	15%
Strategic Partners VII (May 2016 / Mar 2019) (i)	7,489,970	1,864,053	5,287,041	n/a	5,467,940	n/a	10,754,981	2.1x	n/a	22%
Strategic Partners Real Assets II (May 2017 / Jun 2020) (i)	1,749,807	521,624	1,114,775	n/a	968,153	n/a	2,082,928	1.5x	n/a	17%
Strategic Partners VIII (Mar 2019 / Oct 2021) (i)	10,763,600	5,136,286	9,537,790	n/a	4,601,030	n/a	14,138,820	1.9x	n/a	50%
*Strategic Partners Real Estate, SMA and Other (Various) (i)	8,651,148	2,985,524	3,414,860	n/a	3,000,632	n/a	6,415,492	1.6x	n/a	19%
*Strategic Partners Infra III (Jun 2020 / Jul 2024) (i)	3,250,100	2,053,491	715,816	n/a	124,956	n/a	840,772	1.7x	n/a	80%
*Strategic Partners IX (Oct 2021 / Jul 2026) (i)	14,865,033	10,241,936	3,075,626	n/a	44,826	n/a	3,120,452	1.5x	n/a	n/m
Total Strategic Partners (Secondaries)	$62,580,306	$25,125,560	$24,796,147	n/a	$35,075,481	n/a	$59,871,628	1.8x	n/a	16%
Life Sciences
Clarus IV (Jan 2018 / Jan 2020)	910,000	18,801	841,386	1.6x	239,712	1.9x	1,081,098	1.6x	23%	15%
*BXLS V (Jan 2020 / Jan 2025)	4,839,395	2,112,416	1,130,149	1.3x	71,549	1.3x	1,201,698	1.3x	n/a	1%

Credit
Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$97,114	$19,012	1.5x	$4,786,397	1.6x	$4,805,409	1.6x	n/a	17%
Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	998,263	283,280	0.3x	6,493,270	1.6x	6,776,550	1.4x	n/a	10%
Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	913,019	4,109,350	1.1x	5,170,802	1.6x	9,280,152	1.3x	n/a	10%
*Mezzanine / Opportunistic IV (Jan 2021 / Jan 2026)	5,016,771	3,617,845	1,470,872	1.0x	43,818	n/m	1,514,690	1.1x	n/a	11%
Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	76,000	—	n/a	5,777,098	1.3x	5,777,098	1.3x	n/a	9%
Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	316,235	0.4x	5,238,819	1.2x	5,555,054	1.1x	n/a	0%
*Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	2,882,714	2,508,295	1.0x	2,457,462	1.4x	4,965,757	1.1x	n/a	8%
Energy I (Nov 2015 / Nov 2018)	2,856,867	1,057,173	749,525	0.9x	2,576,126	1.7x	3,325,651	1.4x	n/a	9%
*Energy II (Feb 2019 / Feb 2024)	3,616,081	2,191,422	1,615,733	1.1x	983,485	1.4x	2,599,218	1.2x	n/a	23%
European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€331,263	€1,011,622	0.9x	€2,271,934	1.4x	€3,283,556	1.2x	n/a	5%
*European Senior Debt II (Jun 2019 / Jun 2024)	€4,088,344	€1,682,646	€3,801,389	1.0x	€1,253,154	1.5x	€5,054,543	1.1x	n/a	15%
Total Credit Drawdown Funds (j)	$46,889,033	$14,486,437	$16,104,065	0.9x	$37,558,519	1.5x	$53,662,584	1.3x	n/a	10%

Selected Perpetual Capital Strategies(k)

($ in thousands, except where noted)	Investment	Total	Total Net
Strategy (Inception Year)	Strategy	AUM	Return (l)
Real Estate
BPP - Blackstone Property Partners (2013) (m)	Core+ Real Estate	$73,817,041	12%
BREIT - Blackstone Real Estate Income Trust (2017) (n)	Core+ Real Estate	68,281,628	13%
BXMT - Blackstone Mortgage Trust (2013) (o)	Real Estate Debt	7,277,274	9%
Private Equity
BIP - Blackstone Infrastructure Partners (2019) (p)	Infrastructure	24,538,314	17%
Hedge Fund Solutions
BSCH - Blackstone Strategic Capital Holdings (2014) (q)	GP Stakes	10,245,103	16%
Credit
BXSL - Blackstone Secured Lending Fund (2018) (r)	U.S. Direct Lending	10,691,421	10%
BCRED - Blackstone Private Credit Fund (2021) (s)	U.S. Direct Lending	53,085,115	8%

Notes on page 21. BXLS – Blackstone Life Sciences. * Represents funds that are currently in their investment period.	Blackstone | 20

INVESTMENT RECORDS AS OF JUNE 30, 2022 – NOTES

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc.

n/m	Not meaningful generally due to the limited time since initial investment.

n/a	Not applicable.

(a)	Excludes investment vehicles where Blackstone does not earn fees.

(b)

Available Capital represents total investable capital commitments, including side-by-side, adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.

(d)

Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to June 30, 2022 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)

The 8% Realized Net IRR and 8% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International II performance reflects a 7% Realized Net IRR and a 7% Total Net IRR.

(f)

BREP Co-Investment represents co-investment capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.

(h)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.

(i)

Realizations are treated as return of capital until fully recovered and therefore unrealized and realized MOICs are not applicable. Returns are calculated from results that are reported on a three-month lag from Strategic Partners’ fund financial statements and therefore do not include the impact of economic and market activities in the current quarter.

(j)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.

(k)

Represents the performance for select Perpetual Capital Strategies; strategies excluded consist primarily of (1) investment strategies that have been investing for less than one year, (2) most perpetual capital assets managed for insurance clients, and (3) investment vehicles where Blackstone does not earn fees.

(l)

Unless otherwise indicated, Total Net Return represents the annualized inception to June 30, 2022 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of investor cash flows. Initial inception date of cash flows occurred during the Inception Year.

(m)	BPP includes certain vehicles managed as part of the BPP Platform but not classified as Perpetual Capital. As of June 30, 2022, these vehicles represented $3.2 billion of Total AUM.

(n)

The BREIT Total Net Return reflects a per share blended return, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. These returns are not representative of the returns experienced by any particular investor or share class. Total Net Returns are presented on an annualized basis and are from January 1, 2017.

(o)

The BXMT return reflects annualized market return of a shareholder invested in BXMT since inception through June 30, 2022, assuming reinvestment of all dividends received during the period. Return incorporates the closing NYSE stock price as of June 30, 2022. Total Net Return is from May 22, 2013.

(p)	Including co-investment vehicles that do not pay fees, BIP Total AUM is $29.7 billion.

(q)

BSCH represents the aggregate Total AUM and Total Net Return of BSCH I and BSCH II funds that invest as part of the GP Stakes strategy, which targets minority investments in the general partners of private equity and other private-market alternative asset management firms globally. Including co-investment vehicles that do not pay fees, BSCH Total AUM is $11.1 billion.

(r)

The BXSL Total AUM and Total Net Return are presented as of March 31, 2022. BXSL Total Net Return reflects the change in NAV per share, plus distributions per share (assuming dividends and distributions are reinvested in accordance with BXSL’s dividend reinvestment plan) divided by the beginning NAV per share. Total Net Returns are presented on an annualized basis and are from November 20, 2018.

(s)

The BCRED Total Net Return reflects a per share blended return, assuming BCRED had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. These returns are not representative of the returns experienced by any particular investor or share class. Total Net Returns are presented on an annualized basis and are from January 7, 2021. Total AUM reflects gross asset value plus amounts borrowed or available to be borrowed under certain credit facilities. BCRED net asset value as of June 30, 2022 was $21.0 billion.

Blackstone | 21

SHAREHOLDER DIVIDENDS

▪	Generated $1.49 of Distributable Earnings per common share during the quarter, bringing the YTD amount to $3.04 per common share.

▪	Blackstone declared a quarterly dividend of $1.27 per common share to record holders as of August 1, 2022; payable on August 8, 2022.

						% Change			% Change
($ in thousands, except per share data)	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22	vs. 2Q’21	2Q’21 YTD	2Q’22 YTD	vs. 2Q’21 YTD

Distributable Earnings	$1,069,993	$1,635,273	$2,273,327	$1,937,880	$1,985,825	86%	$2,262,237	$3,923,705	73%
Add: Other Payables Attributable to Common Shareholders	120,336	133,841	352,514	115,166	298,570	148%	181,585	413,736	128%

DE before Certain Payables	1,190,329	1,769,114	2,625,841	2,053,046	2,284,395	92%	2,443,822	4,337,441	77%

Percent to Common Shareholders	60%	60%	61%	61%	61%		59%	61%
DE before Certain Payables Attributable to Common Shareholders	710,081	1,059,142	1,601,199	1,254,703	1,402,640	98%	1,451,743	2,657,343	83%
Less: Other Payables Attributable to Common Shareholders	(120,336)	(133,841)	(352,514)	(115,166)	(298,570)	148%	(181,585)	(413,736)	128%

DE Attributable to Common Shareholders	589,745	925,301	1,248,685	1,139,537	1,104,070	87%	1,270,158	2,243,607	77%

DE per Common Share	$0.82	$1.28	$1.71	$1.55	$1.49	82%	$1.78	$3.04	71%

Less: Retained Capital per Common Share	$(0.12)	$(0.19)	$(0.26)	$(0.23)	$(0.22)	83%	$(0.26)	$(0.45)	73%

Actual Dividend per Common Share	$0.70	$1.09	$1.45	$1.32	$1.27	81%	$1.52	$2.59	70%

Record Date					Aug 1, 2022

Payable Date					Aug 8, 2022

A detailed description of Blackstone’s dividend policy and the definition of Distributable Earnings can be found on pages 34-36, Definitions and Dividend Policy. See additional notes on page 33.	Blackstone | 22

SHARE SUMMARY

▪	Distributable Earnings Shares Outstanding as of quarter end of 1.209 billion shares.

–	Repurchased 1.9 million common shares in the quarter and 8.9 million common shares over the LTM.

–	Available authorization remaining was $1.3 billion at June 30, 2022.

	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22

Participating Common Shares	720,474,539	721,369,398	732,037,197	734,543,862	742,187,838

Participating Partnership Units	487,276,882	483,553,949	468,446,388	467,375,889	466,568,377

Distributable Earnings Shares Outstanding	1,207,751,421	1,204,923,347	1,200,483,585	1,201,919,751	1,208,756,215

Participating Common Shares and Participating Partnership Units include both issued and outstanding shares and unvested shares that participate in dividends.	Blackstone | 23

Reconciliations and Disclosures

Blackstone | 24

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	QTD					YTD		LTM

($ in thousands)	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22	2Q’21	2Q’22	2Q’21	2Q’22

Net Income (Loss) Attributable to Blackstone Inc.	$1,309,152	$1,401,895	$1,398,478	$1,216,874	$(29,393)	$3,057,024	$1,187,481	$4,600,613	$3,987,854

Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	1,116,193	1,315,641	1,218,934	1,059,313	(35,521)	2,351,977	1,023,792	3,749,890	3,558,367

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	431,516	486,907	320,033	216,375	(216,707)	818,366	(332)	1,386,182	806,608

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	637	1,550	2,924	5,052	25,875	1,266	30,927	6,263	35,401

Net Income (Loss)	$2,857,498	$3,205,993	$2,940,369	$2,497,614	$(255,746)	$6,228,633	$2,241,868	$9,742,948	$8,388,230

Provision for Taxes	288,250	458,904	437,694	483,281	36,514	287,803	519,795	655,105	1,416,393

Income (Loss) Before Provision for Taxes	$3,145,748	$3,664,897	$3,378,063	$2,980,895	$(219,232)	$6,516,436	$2,761,663	$10,398,053	$9,804,623

Transaction-Related Charges (a)	35,533	59,193	21,424	25,333	25,141	63,421	50,474	180,996	131,091

Amortization of Intangibles (b)	17,044	17,044	17,044	17,044	17,044	34,168	34,088	67,186	68,176

Impact of Consolidation (c)	(432,153)	(488,457)	(322,957)	(221,427)	190,832	(819,632)	(30,595)	(1,392,445)	(842,009)

Unrealized Performance Revenues (d)	(2,697,170)	(2,724,366)	(789,213)	(1,293,050)	3,467,668	(5,161,667)	2,174,618	(7,162,432)	(1,338,961)

Unrealized Performance Allocations Compensation (e)	1,150,219	1,193,853	384,007	472,284	(1,386,543)	2,200,188	(914,259)	2,988,237	663,601

Unrealized Principal Investment (Income) Loss (f)	(104,658)	2,343	(153,518)	(26,758)	203,288	(528,592)	176,530	(820,144)	25,355

Other Revenues (g)	(27,870)	(64,109)	(50,633)	(72,819)	(155,704)	(88,143)	(228,523)	248,095	(343,265)

Equity-Based Compensation (h)	121,422	129,254	164,589	201,545	195,644	265,694	397,189	422,648	691,032

Administrative Fee Adjustment (i)	2,551	2,488	2,441	2,485	2,476	5,259	4,961	10,524	9,890

Taxes and Related Payables (j)	(140,673)	(156,867)	(377,920)	(147,652)	(354,789)	(224,895)	(502,441)	(441,979)	(1,037,228)

Distributable Earnings	$1,069,993	$1,635,273	$2,273,327	$1,937,880	$1,985,825	$2,262,237	$3,923,705	$4,498,739	$7,832,305

Taxes and Related Payables (j)	140,673	156,867	377,920	147,652	354,789	224,895	502,441	441,979	1,037,228

Net Interest and Dividend (Income) Loss (k)	11,201	16,238	(6,779)	12,117	3,282	24,129	15,399	42,464	24,858

Total Segment Distributable Earnings	$1,221,867	$1,808,378	$2,644,468	$2,097,649	$2,343,896	$2,511,261	$4,441,545	$4,983,182	$8,894,391

Realized Performance Revenues (l)	(792,938)	(1,497,477)	(1,191,374)	(1,312,810)	(2,206,774)	(1,194,261)	(3,519,584)	(2,790,844)	(6,208,435)

Realized Performance Compensation (m)	338,271	619,074	449,301	519,120	926,974	489,195	1,446,094	1,094,453	2,514,469

Realized Principal Investment Income (n)	(63,132)	(151,010)	(75,468)	(157,095)	(43,509)	(361,288)	(200,604)	(480,993)	(427,082)

Fee Related Earnings	$704,068	$778,965	$1,826,927	$1,146,864	$1,020,587	$1,444,907	$2,167,451	$2,805,798	$4,773,343

Adjusted EBITDA Reconciliation

Distributable Earnings	$1,069,993	$1,635,273	$2,273,327	$1,937,880	$1,985,825	$2,262,237	$3,923,705	$4,498,739	$7,832,305

Interest Expense (o)	44,132	51,773	56,387	66,602	69,425	88,472	136,027	173,030	244,187

Taxes and Related Payables (j)	140,673	156,867	377,920	147,652	354,789	224,895	502,441	441,979	1,037,228

Depreciation and Amortization (p)	12,581	12,771	14,542	14,316	15,644	24,874	29,960	44,388	57,273

Adjusted EBITDA	$1,267,379	$1,856,684	$2,722,176	$2,166,450	$2,425,683	$2,600,478	$4,592,133	$5,158,136	$9,170,993

Notes on pages 26-27.	Blackstone | 25

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES

Note:     See pages 34-36, Definitions and Dividend Policy.

(a)

This adjustment removes Transaction-Related Charges, which are excluded from Blackstone’s segment presentation. Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

(b)

This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation. This amount includes amortization of intangibles associated with Blackstone’s investment in Pátria, which was historically accounted for under the equity method. As a result of Pátria’s IPO in January 2021, equity method has been discontinued and there will no longer be amortization of intangibles associated with the investment.

(c)

This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(d)	This adjustment removes Unrealized Performance Allocations.
(e)	This adjustment removes Unrealized Performance Allocations Compensation.
(f)

This adjustment removes Unrealized Principal Investment Income (Loss) on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

	QTD					YTD		LTM
($ in thousands)	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22	2Q’21	2Q’22	2Q’21	2Q’22
GAAP Unrealized Principal Investment Income (Loss)	$328,835	$183,754	$304,297	$73,961	$(500,490)	$968,150	$(426,529)	$1,481,146	$61,522
Segment Adjustment	(224,177)	(186,097)	(150,779)	(47,203)	297,202	(439,558)	249,999	(661,002)	(86,877)

Unrealized Principal Investment Income (Loss)	$104,658	$(2,343)	$153,518	$26,758	$(203,288)	$528,592	$(176,530)	$820,144	$(25,355)

(g) This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents (1) the add back of Other Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of certain Transaction-Related Charges.

	QTD					YTD		LTM
($ in thousands)	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22	2Q’21	2Q’22	2Q’21	2Q’22
GAAP Other Revenue	$27,896	$64,187	$50,699	$72,869	$155,588	$88,200	$228,457	$(247,542)	$343,343
Segment Adjustment	(26)	(78)	(66)	(50)	116	(57)	66	(553)	(78)
Other Revenues	$27,870	$64,109	$50,633	$72,819	$155,704	$88,143	$228,523	$(248,095)	$343,265

(h)   This adjustment removes Equity-Based Compensation on a segment basis.

(i)  This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(j)  Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and adjusted to exclude the tax impact of any divestitures. Related Payables represent tax-related payables including the amount payable under the Tax Receivable Agreement. Please refer to page 34 for the full definition of Taxes and Related Payables.

	QTD					YTD		LTM
($ in thousands)	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22	2Q’21	2Q’22	2Q’21	2Q’22
Taxes	$127,809	$140,548	$365,109	$124,645	$324,954	$197,418	$449,599	$393,251	$955,256
Related Payables	12,864	16,319	12,811	23,007	29,835	27,477	52,842	48,728	81,972
Taxes and Related Payables	$140,673	$156,867	$377,920	$147,652	$354,789	$224,895	$502,441	$441,979	$1,037,228

Blackstone | 26

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES (CONT’D)

(k)   This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

	QTD					YTD		LTM
($ in thousands)	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22	2Q’21	2Q’22	2Q’21	2Q’22
GAAP Interest and Dividend Revenue	$31,017	$35,048	$63,166	$54,485	$62,075	$62,429	$116,560	$128,652	$214,774
Segment Adjustment	1,914	487	—	—	4,068	1,914	4,068	1,914	4,555
Interest and Dividend Revenue	$32,931	$35,535	$63,166	$54,485	$66,143	$64,343	$120,628	$130,566	$219,329

GAAP Interest Expense	$44,322	$52,413	$56,550	$66,747	$69,642	$89,305	$136,389	$174,547	$245,352
Segment Adjustment	(190)	(640)	(163)	(145)	(217)	(833)	(362)	(1,517)	(1,165)
Interest Expense	$44,132	$51,773	$56,387	$66,602	$69,425	$88,472	$136,027	$173,030	$244,187

Net Interest and Dividend Income (Loss)	$(11,201)	$(16,238)	$6,779	$(12,117)	$(3,282)	$(24,129)	$(15,399)	$(42,464)	$(24,858)

(i) This adjustment removes the total segment amount of Realized Performance Revenues.

(m)  This adjustment removes the total segment amount of Realized Performance Compensation.

(n)  This adjustment removes the total segment amount of Realized Principal Investment Income.

(o)  This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.

(p)  This adjustment adds back Depreciation and Amortization on a segment basis.

Reconciliation of GAAP Shares of Common Stock Outstanding to Distributable Earnings Shares Outstanding

	QTD
	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22
GAAP Shares of Common Stock Outstanding	691,093,463	693,612,698	704,339,774	707,180,830	706,476,877

Unvested Participating Common Shares	29,381,076	27,756,700	27,697,423	27,363,032	35,710,961
Total Participating Common Shares	720,474,539	721,369,398	732,037,197	734,543,862	742,187,838
Participating Partnership Units	487,276,882	483,553,949	468,446,388	467,375,889	466,568,377
Distributable Earnings Shares Outstanding	1,207,751,421	1,204,923,347	1,200,483,585	1,201,919,751	1,208,756,215

Disclosure of Weighted-Average Shares Common Stock Outstanding

	QTD					YTD		LTM
	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22	2Q’21	2Q’22	2Q’21	2Q’22

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Basic	721,141,954	722,229,117	726,445,206	734,327,015	707,382,293	715,121,029	738,752,489	706,212,361	731,485,547

Weighted-Average Shares of Unvested Deferred Restricted Common Stock	123,226	203,982	226,315	639,900	—	501,179	388,373	445,500	376,701

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Diluted	721,265,180	722,433,099	726,671,521	734,966,915	707,382,293	715,622,208	739,140,862	706,657,861	731,862,248

Blackstone | 27

BLACKSTONE’S SECOND QUARTER 2022 GAAP BALANCE SHEET RESULTS

($ in thousands) (unaudited)	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22

Assets

Cash and Cash Equivalents	$2,467,444	$5,011,433	$2,119,738	$3,868,567	$4,183,380

Cash Held by Blackstone Funds and Other	109,676	113,731	79,994	110,648	129,276

Investments	22,163,322	25,104,195	28,665,043	30,068,474	27,323,758

Accounts Receivable	582,542	496,265	636,616	517,465	774,137

Due from Affiliates	3,159,829	3,718,119	4,656,867	4,004,359	3,891,958

Intangible Assets, Net	321,780	303,082	284,384	265,686	246,988

Goodwill	1,890,202	1,890,202	1,890,202	1,890,202	1,890,202

Other Assets	556,714	538,567	492,936	422,786	658,298

Right-of-Use Assets	723,539	745,886	788,991	868,437	886,911

Deferred Tax Assets	1,322,144	1,116,612	1,581,637	1,327,454	1,646,400

Total Assets	$33,297,192	$39,038,092	$41,196,408	$43,344,078	$41,631,308

Liabilities and Equity

Loans Payable	$5,594,648	$7,527,576	$7,748,163	$8,937,456	$9,365,274

Due to Affiliates	1,226,504	1,426,209	1,906,098	1,881,054	2,001,391

Accrued Compensation and Benefits	5,789,662	7,399,559	7,905,070	8,140,773	6,765,492

Securities Sold, Not Yet Purchased	35,783	35,657	27,849	27,278	27,029

Repurchase Agreements	57,247	36,545	57,980	77,289	152,529

Operating Lease Liabilities	841,152	863,020	908,033	986,073	993,875

Accounts Payable, Accrued Expenses and Other Liabilities	1,205,182	871,661	937,169	1,053,128	991,620

Total Liabilities	14,750,178	18,160,227	19,490,362	21,103,051	20,297,210

Redeemable Non-Controlling Interests in Consolidated Entities	65,568	66,824	68,028	41,430	1,275,491

Equity

Common Stock, $0.00001 par value (706,476,877 shares issued and outstanding as of June 30, 2022)	7	7	7	7	7

Series I Preferred Stock, $0.00001 par value (1 share issued and outstanding as of June 30, 2022)	—	—	—	—	—

Series II Preferred Stock, $0.00001 par value (1 share issued and outstanding as of June 30, 2022)	—	—	—	—	—

Additional Paid-in-Capital	6,282,600	6,037,628	5,794,727	5,879,796	5,870,285

Retained Earnings	2,133,794	3,031,765	3,647,785	3,805,918	2,803,100

Accumulated Other Comprehensive Loss	(10,245)	(15,357)	(19,626)	(25,754)	(42,225)

Non-Controlling Interests in Consolidated Entities	4,860,442	5,638,612	5,600,653	5,747,698	5,281,244

Non-Controlling Interests in Blackstone Holdings	5,214,848	6,118,386	6,614,472	6,791,932	6,146,196

Total Equity	18,481,446	20,811,041	21,638,018	22,199,597	20,058,607

Total Liabilities and Equity	$33,297,192	$39,038,092	$41,196,408	$43,344,078	$41,631,308

See page 29, Reconciliation of GAAP to Non-GAAP Balance Sheet Measures.	Blackstone | 28

RECONCILIATION OF GAAP TO NON-GAAP BALANCE SHEET MEASURES

($ in thousands)	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22

Investments of Consolidated Blackstone Funds	$1,871,269	$2,104,705	$2,018,829	$2,045,156	$3,764,850

Equity Method Investments

Partnership Investments	4,916,675	5,303,334	5,635,212	5,858,926	5,446,688

Accrued Performance Allocations	12,101,142	15,063,648	17,096,873	17,661,244	13,544,855

Corporate Treasury Investments	2,440,325	1,520,426	658,066	916,510	810,672

Other Investments	833,911	1,112,082	3,256,063	3,586,638	3,756,693

Total GAAP Investments	22,163,322	25,104,195	28,665,043	30,068,474	27,323,758

Accrued Performance Allocations - GAAP	$12,101,142	$15,063,648	$17,096,873	$17,661,244	$13,544,855

Impact of Consolidation (a)	1	1	1	1	12,475

Due from Affiliates - GAAP (b)	59,304	59,669	260,993	112,194	136,631

Less: Net Realized Performance Revenues (c)	(261,760)	(416,336)	(1,294,884)	(743,772)	(262,083)

Less: Accrued Performance Compensation - GAAP (d)	(5,137,933)	(6,395,903)	(7,324,906)	(7,483,337)	(5,955,982)

Net Accrued Performance Revenues	$6,760,754	$8,311,079	$8,738,077	$9,546,330	$7,475,896

Corporate Treasury and Other Investments - GAAP (e)	$3,274,236	$2,632,508	$3,914,129	$4,503,148	$4,567,365

Impact of Consolidation (a)	176,320	178,407	144,354	140,905	708,469

Other Assets (f)	479,591	580,641	797,843	379,768	642,875

Other Liabilities (g)	(494,119)	(169,863)	(94,314)	(66,065)	(54,321)

Corporate Treasury and Other Investments - Deconsolidated (h)	$3,436,028	$3,221,693	$4,762,012	$4,957,756	$5,864,388

Partnership Investments - GAAP	$4,916,675	$5,303,334	$5,635,212	$5,858,926	$5,446,688

Impact of Consolidation (i)	(3,091,175)	(3,459,004)	(3,552,599)	(3,623,881)	(3,169,740)

GP/Fund Investments - Deconsolidated	$1,825,500	$1,844,330	$2,082,613	$2,235,045	$2,276,948

Loans Payable - GAAP	$5,594,648	$7,527,576	$7,748,163	$8,937,456	$9,365,274

Impact of Consolidation (j)	(99)	(100)	(101)	—	—

Outstanding Debt - Carrying Value	5,594,549	7,527,476	7,748,062	8,937,456	9,365,274

Unamortized Discount	84,151	109,524	107,438	122,594	131,526

Outstanding Debt (at par) - Deconsolidated	$5,678,700	$7,637,000	$7,855,500	$9,060,050	$9,496,800

(a)	This adjustment adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.
(b)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(c)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(d)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
(e)	Effective 3Q’21, Corporate Treasury includes Other Investments and has been renamed to Corporate Treasury and Other Investments. Prior periods have been recast to reflect the revised classification.
(f)	This adjustment adds other assets related to Treasury Operations that are recorded within Accounts Receivable, reverse repurchase agreements and Due from Affiliates.
(g)

This adjustment adds other liabilities related to Treasury Operations that are recorded within Accounts Payable, Accrued Expenses and Other Liabilities, Repurchase Agreements and securities sold short, not yet purchased.

(h)

Deconsolidated Other Investments was $3.7 billion as of June 30, 2022, which was comprised of $1.3 billion of liquid investments and $2.4 billion of illiquid investments. The liquid portion of Other Investments relates to public equity securities, which may include equity securities subject to lockup periods, and other investments held by Blackstone that can be easily converted to cash.

(i)

This adjustment removes amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests and adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.

(j)	This adjustment removes amounts related to consolidated Blackstone Funds.

Blackstone | 29

RECONCILIATION OF GAAP TO TOTAL SEGMENTS

	QTD					YTD		LTM

($ in thousands)	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22	2Q’21	2Q’22	2Q’21	2Q’22

Management and Advisory Fees, Net

GAAP	$1,212,549	$1,320,795	$1,459,548	$1,475,936	$1,561,187	$2,390,364	$3,037,123	$4,578,353	$5,817,466

Segment Adjustment (a)	193	(720)	(3,328)	(2,568)	(4,270)	583	(6,838)	6,459	(10,886)

Total Segment	$1,212,742	$1,320,075	$1,456,220	$1,473,368	$1,556,917	$2,390,947	$3,030,285	$4,584,812	$5,806,580

GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues

GAAP

Incentive Fees	33,207	48,206	136,454	104,489	99,598	69,331	204,087	180,531	388,747

Investment Income - Realized Performance Allocations	808,620	1,522,495	2,787,970	1,766,386	2,453,769	1,342,987	4,220,155	3,179,547	8,530,620

GAAP	$841,827	$1,570,701	$2,924,424	$1,870,875	$2,553,367	$1,412,318	$4,424,242	$3,360,078	$8,919,367

Total Segment

Less: Realized Performance Revenues	(792,938)	(1,497,477)	(1,191,374)	(1,312,810)	(2,206,774)	(1,194,261)	(3,519,584)	(2,790,844)	(6,208,435)

Segment Adjustment (b)	—	89	824	—	—	—	—	—	913

Total Segment	$48,889	$73,313	$1,733,874	$558,065	$346,593	$218,057	$904,658	$569,234	$2,711,845

GAAP Compensation to Total Segment Fee Related Compensation

GAAP

Compensation	507,104	536,199	576,032	656,505	686,012	1,049,742	1,342,517	1,970,361	2,454,748

Incentive Fees Compensation	14,431	21,007	49,349	41,019	45,363	27,756	86,382	57,227	156,738

Realized Performance Allocations Compensation	347,423	631,632	1,119,911	717,601	1,035,916	560,450	1,753,517	1,292,688	3,505,060

GAAP	$868,958	$1,188,838	$1,745,292	$1,415,125	$1,767,291	$1,637,948	$3,182,416	$3,320,276	$6,116,546

Total Segment

Less: Realized Performance Compensation	(338,271)	(619,074)	(449,301)	(519,120)	(926,974)	(489,195)	(1,446,094)	(1,094,453)	(2,514,469)

Less: Equity-Based Compensation - Fee Related Compensation	(119,491)	(127,442)	(162,656)	(200,387)	(191,769)	(261,165)	(392,156)	(414,742)	(682,254)

Less: Equity-Based Compensation - Performance Compensation	(1,931)	(1,812)	(1,933)	(1,158)	(3,875)	(4,529)	(5,033)	(7,906)	(8,778)

Segment Adjustment (c)	(33,880)	(21,029)	(23,368)	(23,989)	(23,260)	(62,564)	(47,249)	(139,278)	(91,646)

Total Segment	$375,385	$419,481	$1,108,034	$670,471	$621,413	$820,495	$1,291,884	$1,663,897	$2,819,399

GAAP General, Administrative and Other to Total Segment Other Operating Expenses

GAAP	$205,057	$217,995	$309,673	$240,674	$289,288	$390,179	$529,962	$775,344	$1,057,630

Segment Adjustment (d)	(22,879)	(23,053)	(54,540)	(26,576)	(27,778)	(46,577)	(54,354)	(90,993)	(131,947)

Total Segment	$182,178	$194,942	$255,133	$214,098	$261,510	$343,602	$475,608	$684,351	$925,683

Realized Performance Revenues

GAAP

Incentive Fees	33,207	48,206	136,454	104,489	99,598	69,331	204,087	180,531	388,747

Investment Income - Realized Performance Allocations	808,620	1,522,495	2,787,970	1,766,386	2,453,769	1,342,987	4,220,155	3,179,547	8,530,620

GAAP	$841,827	$1,570,701	$2,924,424	$1,870,875	$2,553,367	$1,412,318	$4,424,242	$3,360,078	$8,919,367

Total Segment

Less: Fee Related Performance Revenues	(48,889)	(73,313)	(1,733,874)	(558,065)	(346,593)	(218,057)	(904,658)	(569,234)	(2,711,845)

Segment Adjustment (b)	—	89	824	—	—	—	—	—	913

Total Segment	$792,938	$1,497,477	$1,191,374	$1,312,810	$2,206,774	$1,194,261	$3,519,584	$2,790,844	$6,208,435

Blackstone | 30

RECONCILIATION OF GAAP TO TOTAL SEGMENTS – (CONT’D)

	QTD					YTD		LTM

($ in thousands)	2Q’21	3Q’21	4Q’21	1Q’22	2Q’22	2Q’21	2Q’22	2Q’21	2Q’22

Realized Performance Compensation
GAAP
Incentive Fee Compensation	$14,431	$21,007	$49,349	$41,019	$45,363	$27,756	$86,382	$57,227	$156,738
Realized Performance Allocations Compensation	347,423	631,632	1,119,911	717,601	1,035,916	560,450	1,753,517	1,292,688	3,505,060
GAAP	$361,854	$652,639	$1,169,260	$758,620	$1,081,279	$588,206	$1,839,899	$1,349,915	$3,661,798
Total Segment
Less: Fee Related Performance Compensation (e)	(21,652)	(31,753)	(718,026)	(238,342)	(150,430)	(94,482)	(388,772)	(247,556)	(1,138,551)
Less: Equity-Based Compensation - Performance Compensation	(1,931)	(1,812)	(1,933)	(1,158)	(3,875)	(4,529)	(5,033)	(7,906)	(8,778)
Total Segment	$338,271	$619,074	$449,301	$519,120	$926,974	$489,195	$1,446,094	$1,094,453	$2,514,469

Realized Principal Investment Income
GAAP	$152,060	$325,414	$171,310	$285,104	$265,161	$507,098	$550,265	$788,929	$1,046,989
Segment Adjustment (f)	(88,928)	(174,404)	(95,842)	(128,009)	(221,652)	(145,810)	(349,661)	(307,936)	(619,907)
Total Segment	$63,132	$151,010	$75,468	$157,095	$43,509	$361,288	$200,604	$480,993	$427,082

GAAP Interest and Dividend Revenue net of Interest Expense to Total Segment Net Interest and Dividend Income (Loss)
GAAP
Interest and Dividend Revenue	31,017	35,048	63,166	54,485	62,075	62,429	116,560	128,652	214,774
Interest Expense	(44,322)	(52,413)	(56,550)	(66,747)	(69,642)	(89,305)	(136,389)	(174,547)	(245,352)
GAAP	$(13,305)	$(17,365)	$6,616	$(12,262)	$(7,567)	$(26,876)	$(19,829)	$(45,895)	$(30,578)
Segment Adjustment (g)	2,104	1,127	163	145	4,285	2,747	4,430	3,431	5,720
Total Segment	$(11,201)	$(16,238)	$6,779	$(12,117)	$(3,282)	$(24,129)	$(15,399)	$(42,464)	$(24,858)

This analysis reconciles the components of Total Segment Distributable Earnings (page 3) to their equivalent GAAP measures, reported on the Consolidated Statement of Operations (page 1). Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related Charges.

(a)

Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of revenue from the reimbursement of certain expenses by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related Charges that are not recorded in the Total Segment measures.
(d)

Represents the (1) removal of amortization of transaction-related intangibles, (2) removal of certain expenses reimbursed by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures, and (3) a reduction equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units which is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(e)	Fee related performance compensation may include equity based compensation based on fee related performance revenues.
(f)

Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(g)

Represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

Blackstone | 31

NOTES

Notes to page 1 - Blackstone’s Second Quarter 2022 GAAP Results

▪	Income (Loss) Before Provision (Benefit) for Taxes Margin is calculated by dividing Income (Loss) Before Provision (Benefit) for Taxes by Total Revenues.

Notes to page 4 – Summary of Financials

▪	Effective 1Q’22, the BREIT performance revenues crystallize quarterly instead of annually. If quarterly crystallization of BREIT’s fee related performance revenues had been in effect for all quarters included in the current and prior year LTM periods, FRE would have been $4,526 million, $3,053 million, and $869 million for 2Q’22 LTM, 2Q’21 LTM, and 2Q’21 respectively and Segment DE would have been $8,647 million, $5,230 million, and $1,387 million for 2Q’22 LTM, 2Q’21 LTM, and 2Q’21 respectively and there would have been no impact to Income (Loss) before Taxes for 2Q’22 LTM, 2Q’21 LTM, and 2Q’21. This change only affects the timing of realization and not the total amount of net performance revenues recognized; the impact decreases unrealized performance allocations and unrealized performance allocations compensation for the periods, offset by increases to realized fee related performance revenues and realized fee related performance compensation.

Notes to page 5 – Investment Performance and Net Accrued Performance Revenues

▪	The changes in carrying value, fund returns and composite returns presented throughout this presentation represent those of the applicable Blackstone Funds and not those of Blackstone.

▪	Core+ appreciation represents a weighted average of BREIT’s per share appreciation, BEPIF’s per share appreciation, and BPP’s appreciation for the period. The returns are weighted based on the average of BREIT’s monthly net asset values, BEPIF’s monthly net asset values, and the average of BPP’s quarterly adjusted beginning period market values for the period.

▪	Results for the Secondaries business (also referred to as Strategic Partners) are reported on a three-month lag from the Secondaries’ fund financial statements, which generally report underlying investments on a same-quarter basis, if available. As a result, the appreciation presented herein does not include the impact of economic and market activity in the current quarter. Current market activity is expected to affect reported results in upcoming quarters.

▪	The BPS Composite gross and net returns are based on the BAAM Principal Solutions (“BPS”) Composite, which includes only BAAM-managed commingled and customized multi-manager funds and accounts and does not include BAAM’s individual investor solutions (liquid alternatives), strategic capital (seeding and GP minority stakes), strategic opportunities (co-invests), and advisory (non-discretionary) platforms, except for investments by BPS funds directly into those platforms. BAAM-managed funds in liquidation and, in the case of net returns, non fee-paying assets are also excluded. The funds/accounts that comprise the BPS Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BAAM would have made the same mix of investments in a stand-alone fund/account. The BPS Composite is not an investible product and, as such, the performance of the BPS Composite does not represent the performance of an actual fund or account.

Blackstone | 32

NOTES – (CONT’D)

Notes to page 5 – Investment Performance and Net Accrued Performance Revenues (Cont’d)

▪	Private Credit returns include mezzanine lending funds and middle market direct lending funds (including BXSL and BCRED), stressed/distressed strategies (including stressed/distressed funds and credit alpha strategies) and energy strategies. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning funds exceeding $100 million of fair value at the beginning of each respective quarter-end are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and asset-based finance are excluded. Blackstone Funds that were contributed to Blackstone Credit as part of Blackstone’s acquisition of Blackstone Credit, formerly known as GSO, in March 2008 and the pre-acquisition date performance for funds and vehicles acquired by Blackstone Credit subsequent to March 2008, are also excluded.

▪	Effective 2Q’22, for EUR-denominated funds included in the overall Private Credit return, cash flows are translated using a historical rate instead of the daily spot rate to more closely reflect the actual performance of foreign-denominated funds in composite returns. Under the prior methodology, 2Q’22 gross and net returns and 2Q’22 LTM gross and net returns would have been (0.6)%, (0.9)%, 9.3%, and 5.3%, respectively.

Notes to page 17 – Deconsolidated Balance Sheet Highlights

▪	GP/Fund Investments include Blackstone investments in Real Estate, Private Equity, Hedge Fund Solutions, and Credit & Insurance, which were $777 million, $889 million, $204 million, and $407 million, respectively, as of June 30, 2022. Cash and Net Investments per share amounts are calculated using period end DE Shares Outstanding (see page 23, Share Summary).

Notes to page 22 – Shareholder Dividends

▪	DE before Certain Payables represents Distributable Earnings before the deduction for the Payable Under Tax Receivable Agreement and tax expense (benefit) of wholly owned subsidiaries. Common shareholders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under Tax Receivable Agreement and certain other tax-related payables.

▪	Per Share calculations are based on end of period Participating Common Shares (page 23, Share Summary); actual dividends are paid to shareholders as of the applicable record date.

▪	Retained capital is withheld pro rata from common shareholders and Blackstone Holdings Partnership unitholders. Common shareholders’ share was $163 million for 2Q’22 and $332 million for 2Q’22 YTD.

Blackstone | 33

DEFINITIONS AND DIVIDEND POLICY

Blackstone discloses the following operating metrics and financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in this presentation:

▪	Segment Distributable Earnings, or “Segment DE”, is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Segment DE represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related Charges. Segment DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–

Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

–	Total Segment Revenues and Segment Revenues represent Net Management and Advisory Fees, Fee Related Performance Revenues, Realized Performance Revenues and Realized Principal Investment Income.

▪	Distributable Earnings, or “DE”, is derived from Blackstone’s segment reported results. DE is used to assess performance and amounts available for dividends to Blackstone shareholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. DE is the sum of Segment DE plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

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Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreement.

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Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the Payable under the Tax Receivable Agreement. Further, the current tax provision utilized when calculating Taxes and Related Payables and DE reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment DE and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related Charges where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s consolidated statements of operations under U.S. GAAP, excluding the impact of divestitures and accrued tax contingencies and refunds which are reflected when paid or received. Management believes that including the amount payable under the tax receivable agreement and utilizing the current income tax provision adjusted as described above when calculating DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders.

▪	Fee Related Earnings, or “FRE”, is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. FRE equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis, and (b) Other Operating Expenses. FRE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

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DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

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Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related Performance Compensation.

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Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis, and (b) not dependent on realization events from the underlying investments.

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Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to (a) remove the amortization of transaction-related intangibles, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation, and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

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Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. Includes co-investment capital with an investor right to convert into Perpetual Capital.

▪	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization, or “Adjusted EBITDA”, is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables, and (c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

▪	Performance Revenues collectively refers to: (a) Incentive Fees, and (b) Performance Allocations.

▪	Performance Compensation collectively refers to: (a) Incentive Fee Compensation, and (b) Performance Allocations Compensation.

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Performance Compensation reflects an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them as a result of a compensation program that commenced in 2Q’21. The expectation is that for the full year 2022, Fee Related Compensation will be decreased by the total amount of additional Performance Compensation awarded for the year. In 2Q’22 the increase to Realized Performance Compensation was greater than the decrease to Fee Related Compensation, which negatively impacted Distributable Earnings on both a quarter-to-date and year-to-date basis. These changes to Performance Compensation and Fee Related Compensation are not expected to impact Distributable Earnings for the full year.

▪	Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

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DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

Dividend Policy. Blackstone’s intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by Blackstone’s board of directors to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and dividends to shareholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter. All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of Blackstone’s board of directors and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.

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FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

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